Exhibit 99.1

For release:  March 6, 2008

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC to Pay Preferred Dividend

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC; NHC.PR.A), one of the nation’s oldest long-term health care companies, announced today that it will pay a quarterly dividend of 20 cents per preferred share to shareholders of record on March 17th and payable on April 15, 2008.

NHC operates for itself and third parties 75 long-term health care centers with 9,582 beds. NHC also operates 31 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC’s other services include managed care specialty medical units, Alzheimer’s units, hospice and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHC’s best judgment as of the date of this release.